UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Blvd. South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 785-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On December 10, 2004, OpBiz, L.L.C., a subsidiary of the Company (“OpBiz”), entered into a Timeshare Purchase Agreement with Westgate Resort, Ltd. (“Westgate”), whereby OpBiz agreed to sell approximately 4 acres of land adjacent to the Planet Hollywood Resort to Westgate for the development, marketing and sale of timeshare units on the land. The land is currently valued on the Company’s financial statements at $29.5 million which is based on an independent third party appraisal. The purchase price for the land will be paid by Westgate in the form of fees based on annual sales.

On September 19, 2007, the sale of the land and deed transfer to Westgate was completed.  In connection with the close of the transaction, OpBiz, PH Fee Owner, LLC and TSP Owner, LLC (collectively the “Seller”), entered into a modification agreement (the “Modification Agreement”) with Westgate.  The Modification Agreement defines the development phases for the Timeshare Parcel and outlines the permitted number of timeshare, whole ownership and penthouse units.  The Modification Agreement also outlines permitted amenities on the Timeshare Parcel and documents Seller’s approval of Westgate’s financing for the project.

In addition, in connection with the close of this transaction, a Timeshare Maintenance and Management Agreement (the “Management Agreement”) was entered into among OpBiz, Westgate and CFI Resorts Management, Inc. (“RMI”).  The Management Agreement defines responsibilities for management of the property built on the Timeshare Parcel.  Specifically, OpBiz will manage the property operation and reservation and check-in services for all units occupied as hotel rooms while RMI will manage reservation and check-in services for all timeshare interval owners.

The foregoing descriptions of the various agreements do not purport to be complete and are qualified in their entirety by reference to the agreements, which are filed herewith as Exhibits, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1

Modification Agreement Regarding Timeshare Purchase Agreement, dated September 19, 2007, by and between OpBiz, L.L.C., PH Fee Owner, LLC, TSP Owner, LLC, Westgate Resorts, Ltd. and Westgate Planet Hollywood Las Vegas, LLC.

10.2	Timeshare Maintenance and Management Agreement, dated September 19, 2007, by and among Westgate Planet Hollywood Las Vegas, LLC, CFI Resorts Management, Inc. and OpBiz, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

September 26, 2007	By:	/s/ Donna Lehmann
Donna Lehmann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Modification Agreement Regarding Timeshare Purchase Agreement, dated September 19, 2007, by and between OpBiz, L.L.C., PH Fee Owner, LLC, TSP Owner, LLC, Westgate Resorts, Ltd. and Westgate Planet Hollywood Las Vegas, LLC.

10.2	Timeshare Maintenance and Management Agreement, dated September 19, 2007, by and among Westgate Planet Hollywood Las Vegas, LLC, CFI Resorts Management, Inc. and OpBiz, L.L.C.